Exhibit 10.3

Madison Avenue Capital Holdings, Inc.

510 Madison Ave., 9th Floor

New York, New York 10022

February 2, 2017

ELECTRONIC MAIL

Imation Corp. 1099 Helmo Avenue N, Suite 250 Oakdale, Minnesota 55128 Attention: Tavis Morello, General Counsel Email: tmorello@imation.com

Gentlemen:

This letter agreement (this "Letter Agreement") is made with reference to that certain Subscription Agreement (the "Subscription Agreement") dated as of November 22, 2016, by and between Imation Corp., a Delaware corporation with offices located at 1099 Helmo Avenue N, Suite 250, Oakdale, Minnesota 55128 (the "Company") and Clinton Group, Inc., a Delaware corporation (the "Subscriber"), as amended by Amendment No. 1 to the Subscription Agreement, dated as of January 9, 2017. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

The undersigned hereby represents it is an Affiliate of the Subscriber. For a period of three (3) years from the applicable Closing Date, the undersigned shall not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Capacity Shares or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capacity Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Capacity Shares or such other securities, in cash or otherwise (the "Lockup"). Notwithstanding the foregoing, the undersigned may transfer Capacity Shares to any of its Affiliates, provided that such Affiliate(s) agree to be bound in writing by the restrictions set forth in this Letter Agreement. For the avoidance of doubt, any shares of Common Stock held by the undersigned prior to the date hereof and any shares of Common Stock that the undersigned may from time to time acquire after the date hereof shall not be subject to the lock-up provisions of this Letter Agreement.

By signing below, the Company hereby agrees to issue the applicable Capacity Shares to the undersigned in place of the Subscriber notwithstanding anything to the contrary in the Subscription Agreement, subject to the terms and conditions set forth in the Subscription Agreement.

This Letter Agreement may be executed in any number of counterparts, which together shall constitute one and the same agreement. In the event that any provision of this Letter Agreement is found to be void or invalid, then such provision shall be deemed to be severable from the remaining provisions of this Letter Agreement, and it shall not affect the validity of the remaining provisions, which provisions shall be given full effect as if the void or invalid provision had not been included herein so long as this Letter Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). The terms and provisions of this Letter Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). The courts of the State of New York shall have exclusive jurisdiction to resolve any and all disputes that may arise under this Letter Agreement. Any amendments or modifications hereto must be executed in writing by all parties. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Letter Agreement.

(Signature Page Follows)

Very truly yours,

MADISON AVENUE CAPITAL HOLDINGS, INC.

	By:	/s/ George Hall
	Name:	George Hall
	Title:	Authorized Signatory
Acknowledged and Agreed as of this 2nd day of February, 2017

IMATION CORP.

By:	/s/ Tavis J. Morello
Name: Tavis J. Morello
Title: General Counsel

[Signature Page to Letter Agreement]